Exhibit 99.1

CBTX, Inc. Reports Quarterly Financial Results

Houston, Texas, April 28, 2021 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced its results for the first quarter of 2021.

Robert R. Franklin, Jr., Chairman, CEO and President of the Company stated, “During the first quarter of 2021, our markets continued to improve as companies worked toward returning to pre-pandemic operation. Every day we see more people returning to work as businesses create healthy work environments for both employees and customers. We have seen tremendous liquidity in the system, and our deposits continued to grow through the first quarter of 2021. We anticipate that as the economy recovers, we will see more of that liquidity put to work by our customers and the bank.”

Mr. Franklin concluded, “Our loan portfolio remains strong with little deferral activity remaining. We will continue to work with customers in the hardest hit segments of the economy that will take a little longer to recover. We are also mindful to enhance our shareholders’ return as we increased our quarterly dividend from $0.10 per share to $0.13 per share. We are optimistic about the second half of the year as markets attempt to recapture some of the lost revenues of the last year. Our balance sheet and capital remain strong which gives us many options going forward to drive shareholder value.”

Highlights

●	Net income was $10.0 million for the first quarter of 2021, or $0.41 per diluted share, compared to $10.2 million, or $0.41 per diluted share, for the quarter ended December 31, 2020 and $7.5 million, or $0.30 per diluted share, for the quarter ended March 31, 2020.
●	Total deposits were $3.4 billion at March 31, 2021, an increase of $83.0 million compared to $3.3 billion at December 31, 2020.
●	Maintained a solid net interest margin on a tax equivalent basis of 3.71% for the quarter ended March 31, 2021.
●	Nonperforming assets remained low at 0.59% of total assets at March 31, 2021, compared to 0.61% of total assets at December 31, 2020.
●	Increased quarterly dividend to $0.13 per share from $0.10 per share.

Operating Results

Net Interest Income

Net interest income was $33.1 million for the first quarter of 2021, compared to $32.5 million for the fourth quarter of 2020 and $32.2 million for the first quarter of 2020. Net interest income increased $570,000 during the first quarter of 2021, compared to the fourth quarter of 2020, primarily due to higher loan rates and lower deposit rates, partially offset by the impact of two fewer days and lower average loans in the first quarter of 2021. Net interest income increased $870,000 during the first quarter of 2021, compared to the first quarter of 2020, primarily due to higher average loans, securities and other interest-earning assets and lower deposit rates, partially offset by lower rates on loans, securities and other interest-earning assets and the impact of one less day in the first quarter of 2021.

The yield on interest-earning assets was 3.85% for the first quarter of 2021, compared to 3.79% for the fourth quarter of 2020 and 4.56% for the first quarter of 2020. The cost of interest-bearing liabilities was 0.34% for the first quarter of 2021, 0.39% for the fourth quarter of 2020 and 0.94% for the first quarter of 2020. The Company’s net interest margin on a tax equivalent basis was 3.71% for the first quarter of 2021, compared to 3.62% for the fourth quarter of 2020 and 4.06% for the first quarter of 2020.

Provision/Recapture for Credit Losses

The provision for credit losses was $412,000 for the first quarter of 2021, compared to a credit reserve recapture of $135,000 for the fourth quarter of 2020 and a provision for credit losses of $5.0 million for the first quarter of 2020.

The provision for credit losses for the first quarter of 2021 was primarily due to increases of $237,000 and $126,000 in the ACL for loans and unfunded commitments, respectively, in addition to $49,000 in net loan charge-offs. The recapture in the fourth quarter of 2020 primarily related to a $364,000 recapture for unfunded commitments, partially offset by a provision of $229,000 for loans. The provision for credit losses for the first quarter of 2020 resulted from the impact of the COVID-19 pandemic and the sustained instability of the oil and gas industry which led to the adjustment of certain factors utilized to determine the ACL.

The ACL for loans was $40.9 million, or 1.41% of loans excluding loans held for sale, at March 31, 2021, compared to $40.6 million, or 1.39% of loans excluding loans held for sale, at December 31, 2020 and $31.2 million, or 1.17% of loans excluding loans held for sale, at March 31, 2020. At March 31, 2021, there were minimal adjustments to the qualitative factors utilized in calculating the ACL. The increase in the ACL from December 31, 2020 to March 31, 2021 was primarily due to an increase in specific reserves for loans individually evaluated within the portfolio and a slight increase in the general reserve. Although the collectively evaluated loan portfolio decreased $27.3 million compared to December 31, 2020, the general reserve increased $14,000 because balances in certain portfolio segments with higher historical loss rates and higher qualitative factor rates increased as a component of the overall portfolio resulting in an increase in the ACL. The increase in the ACL from March 31, 2020 to March 31, 2021 was primarily due to the impact of the COVID-19 pandemic and the sustained instability of the oil and gas industry during 2020.

The ACL for unfunded commitments was $4.3 million at March 31, 2021, compared to $4.2 million at December 31, 2020 and $3.7 million at March 31, 2020.

Noninterest Income

Noninterest income was $3.1 million for the first quarter of 2021, $3.5 million for the fourth quarter of 2020 and $4.3 million for the first quarter of 2020. The decrease of $1.2 million for the first quarter of 2021, compared to the first quarter of 2020, was primarily due to swap origination fee income recognized in 2020.

Noninterest Expense

Noninterest expense was $23.3 million for the first quarter of 2021, compared to $23.7 million for the fourth quarter of 2020 and $22.1 million for the first quarter of 2020. The decrease in noninterest expense of $373,000 between the first quarter of 2021 and the fourth quarter of 2020 was primarily due to a $1.5 million decrease in professional and director fees, mainly consulting fees related to Bank Secrecy Act/Anti-Money Laundering, or BSA/AML, compliance matters, partially offset by a $1.3 million increase in salaries and employee benefits reflecting reductions to bonus accruals in the fourth quarter of 2020. Total consulting related fees associated with BSA/AML compliance matters were $661,000 in the first quarter of 2021, compared to $2.4 million in the fourth quarter of 2020.

The increase in noninterest expense of $1.2 million for the first quarter of 2021, compared to the first quarter of 2020, was primarily due to a $551,000 increase in professional and director fees, a $354,000 increase in data processing and software and a $453,000 increase in regulatory fees. The increase in professional and director fees during the first quarter of 2021, compared to the first quarter of 2020, was primarily due to $661,000 in consulting related fees associated with BSA/AML compliance matters recognized in the first quarter of 2021.

Income Taxes

Income tax expense was $2.5 million for the first quarter of 2021, $2.3 million for the fourth quarter of 2020 and $1.9 million for the first quarter of 2020. The effective tax rates were 19.87% for the first quarter of 2021, 18.24% for the fourth quarter of 2020 and 19.85% for the first quarter of 2020. The differences between the federal statutory rate of 21% and the effective tax rates were largely attributable to permanent differences primarily related to tax exempt interest and bank-owned life insurance earnings.

Balance Sheet Highlights

Loans

Loans excluding loans held for sale were $2.9 billion at March 31, 2021, $2.9 billion at December 31, 2020 and $2.7 billion at March 31, 2020.

The increase from March 31, 2020 to March 31, 2021 was impacted by the Company’s participation in the Paycheck Protection Program, or PPP, under the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, which facilitates loans to small businesses. PPP loans, net of deferred fees and unearned discounts, were $268.8 million at March 31, 2021 and $271.2 million at December 31, 2020.

In support of customers impacted by the COVID-19 pandemic, the Company offered relief through payment deferrals during 2020 and the first quarter of 2021. As of March 31, 2021, the Company had 16 loans subject to such deferral arrangements with total outstanding principal balances of $34.3 million and as of December 31, 2020 the Company had 21 loans subject to such deferral arrangements with total outstanding principal balances of $38.4 million.

Asset Quality

Nonperforming assets remain relatively low at $23.6 million, or 0.59% of total assets, at March 31, 2021, $24.0 million, or 0.61% of total assets, at December 31, 2020 and $1.4 million, or 0.04% of total assets, at March 31, 2020.

Annualized net charge-offs (recoveries) to average loans was 0.01% for the first quarter of 2021, 0.49% for the fourth quarter of 2020 and (0.05)% for the first quarter of 2020.

Deposits and Borrowings

Total deposits were $3.4 billion at March 31, 2021, $3.3 billion at December 31, 2020 and $2.8 billion at March 31, 2020. The increase in deposits of $83.0 million between December 31, 2020 and March 31, 2021 was due to net deposit inflows of $145.0 million in noninterest-bearing accounts partially offset by net deposit outflows of $62.0 million in interest-bearing accounts. The increase in deposits of $592.5 million between March 31, 2020 and March 31, 2021 was due to net deposit inflows of $425.9 million and $166.6 million in noninterest-bearing accounts and interest-bearing accounts, respectively.

The Company defines total borrowings as the total of repurchase agreements, Federal Home Loan Bank advances and notes payable. Total borrowings were $50.0 million, $50.0 million and $51.4 million at March 31, 2021, December 31, 2020 and March 31, 2020, respectively.

Capital

At March 31, 2021, the Company continued to be well capitalized and maintained strong capital ratios under bank regulatory requirements. The Company’s total risk-based capital ratio was 17.00% at March 31, 2021, compared to 16.71% at December 31, 2020 and 16.42% at March 31, 2020. The Company’s tier 1 leverage ratio was 11.90% at March 31, 2021, compared to 12.00% at December 31, 2020 and 13.18% at March 31, 2020. The Company’s total shareholders’ equity to total assets ratio was 13.54% at March 31, 2021, 13.84% at December 31, 2020 and 15.67% at March 31, 2020.

The ratio of tangible equity to tangible assets was 11.67% at March 31, 2021, 11.94% at December 31, 2020 and 13.51% at March 31, 2020. Tangible equity to tangible assets is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with United States generally accepted accounting principles, or GAAP, to tangible equity to tangible assets is total shareholders’ equity to total assets. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

Non-GAAP Financial Measures

The Company’s accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. The Company’s management also evaluates performance based on certain non-GAAP financial measures. The Company classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in its statements of income, balance sheets or statements of cash flows.

This earnings release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call Information

The Company will hold a conference call to discuss results for the quarter ended March 31, 2021 on April 29, 2021 at 8:00 a.m. Central Standard Time. Investors and interested parties may listen to the teleconference via telephone by calling (877) 620-1733 if calling from the U.S. or Canada (or (470) 414-9785 if calling from outside the U.S.).  The conference call ID number is 9087182. To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Company’s website: https://ir.cbtxinc.com/events-and-presentations. An archived edition of the earnings webcast will also be posted on the Company’s website later that day and will remain available to interested parties via the same link for one year.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involves numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks discussed within the “Risk Factors” section of the Company’s most recent Forms 10-Q and 10-K and subsequent 8-Ks.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a community bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This earnings release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the Company’s ability to manage the economic risks related to the impact of the COVID-19 pandemic and the sustained instability in the oil and gas industry (including risks related to its customers’ credit quality, deferrals and modifications to loans, the Company’s ability to borrow, and the impact of a resultant recession generally); natural disasters and adverse weather (including the effects of recent hurricanes, tropical storms, tropical depressions and winter storms on the Company’s market area), acts of war or terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control; the geographic concentration of the Company’s markets in Beaumont and Houston, Texas; the Company’s ability to manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets; deterioration of asset quality; interest rate risk associated with the Company’s business; national business and economic conditions in general and in the financial services industry, and within the Company’s primary markets; volatility and direction of oil prices, including risks related to the collapse and instability in oil prices, and the strength of the energy industry, generally and within Texas; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries, including the creditworthiness of energy company borrowers; changes in the value of collateral securing the Company’s loans; the Company’s ability to maintain important deposit customer relationships and its reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for PPP loans and the risk of holding such loans at unfavorable interest rates and on terms that are less favorable than those with customers to whom the Company would have otherwise lent; the volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the initiation and outcome of litigation and other legal proceedings against the Company or to which it may become subject; the operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network of the U.S. Department of Treasury, or FinCEN, or reviews or the ability to obtain the required regulatory approvals; the Company’s ability to meet the requirements of its Formal Agreement with the Office of the Comptroller of the Currency, and the risk that such Formal Agreement may have a negative impact on the Company’s financial performance and results of operations; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic and newly enacted fiscal stimulus that impact the Company’s loan portfolio and forbearance practice; and further government intervention in the U.S. financial system that may impact how the Company achieves its performance goals. Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights

(In thousands, except per share data and percentages)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Profitability:
Net income	$10,019	$10,236	$6,421	$2,163	$7,541
Basic earnings per share	$0.41	$0.42	$0.26	$0.09	$0.30
Diluted earnings per share	$0.41	$0.41	$0.26	$0.09	$0.30

Return on average assets(1)	1.03%	1.05%	0.66%	0.23%	0.87%
Return on average shareholders' equity(1)	7.39%	7.47%	4.70%	1.60%	5.64%
Net interest margin - tax equivalent(1)	3.71%	3.62%	3.55%	3.68%	4.06%
Efficiency ratio(2)	64.32%	65.64%	66.77%	64.15%	60.44%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	13.54%	13.84%	14.18%	13.77%	15.67%
Tangible equity to tangible assets(3)	11.67%	11.94%	12.22%	11.84%	13.51%
Common equity tier 1 capital ratio	15.75%	15.45%	15.41%	15.30%	15.23%
Tier 1 risk-based capital ratio	15.75%	15.45%	15.41%	15.30%	15.23%
Total risk-based capital ratio	17.00%	16.71%	16.67%	16.56%	16.42%
Tier 1 leverage ratio	11.90%	12.00%	11.90%	11.96%	13.18%

Credit Quality:
Allowance for credit losses for loans to loans excluding loans held for sale	1.41%	1.39%	1.49%	1.35%	1.17%
Nonperforming assets to total assets	0.59%	0.61%	0.41%	0.29%	0.04%
Nonperforming loans to loans excluding loans held for sale	0.81%	0.82%	0.53%	0.38%	0.05%
Net charge-offs (recoveries) to average loans(1)	0.01%	0.49%	0.02%	0.01%	(0.05)%

Other Data:
Weighted average common shares outstanding - basic	24,508	24,621	24,748	24,752	24,926
Weighted average common shares outstanding - diluted	24,616	24,678	24,770	24,780	25,000
Common shares outstanding at period end	24,442	24,613	24,713	24,755	24,746
Dividends per share	$0.13	$0.10	$0.10	$0.10	$0.10
Book value per share	$22.31	$22.20	$21.89	$21.71	$21.70
Tangible book value per share(3)	$18.84	$18.74	$18.44	$18.26	$18.23
Employees - full-time equivalents	517	511	515	523	512

(1)	Annualized.
(2)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)	Non-GAAP financial measure. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Loans excluding loans held for sale	$2,891,632	$2,924,117	$2,964,526	$2,934,888	$2,671,587
Allowance for credit losses for loans	(40,874)	(40,637)	(44,069)	(39,678)	(31,194)
Loans, net	2,850,758	2,883,480	2,920,457	2,895,210	2,640,393

Cash and equivalents	604,671	538,007	377,572	492,400	284,898
Securities	289,091	237,281	226,101	235,438	234,014
Premises and equipment	60,551	61,152	61,732	50,729	50,243
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	3,991	4,171	4,303	4,496	4,700
Loans held for sale	1,005	2,673	1,763	-	882
Operating lease right-to-use asset	12,900	13,285	12,893	14,081	12,577
Other assets	124,722	128,218	128,901	128,421	116,993
Total assets	$4,028,639	$3,949,217	$3,814,672	$3,901,725	$3,425,650

Noninterest-bearing deposits	$1,621,408	$1,476,425	$1,460,983	$1,513,748	$1,195,541
Interest-bearing deposits	1,763,339	1,825,369	1,709,681	1,740,455	1,596,692
Total deposits	3,384,747	3,301,794	3,170,664	3,254,203	2,792,233

Federal Home Loan Bank advances	50,000	50,000	50,000	50,000	50,000
Repurchase agreements	—	—	2,153	2,500	1,415
Operating lease liabilities	16,060	16,447	15,759	16,983	15,356
Other liabilities	32,483	34,525	35,175	40,683	29,772
Total liabilities	3,483,290	3,402,766	3,273,751	3,364,369	2,888,776

Total shareholders’ equity	545,349	546,451	540,921	537,356	536,874
Total liabilities and shareholders’ equity	$4,028,639	$3,949,217	$3,814,672	$3,901,725	$3,425,650

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Interest income
Interest and fees on loans	$33,165	$32,886	$32,318	$32,857	$33,617
Securities	1,173	1,070	1,107	1,228	1,363
Other interest-earning assets	177	168	176	169	1,055
Equity investments	146	170	162	171	176
Total interest income	34,661	34,294	33,763	34,425	36,211
Interest expense
Deposits	1,350	1,549	1,831	2,022	3,766
Federal Home Loan Bank advances	221	221	221	240	221
Other interest-bearing liabilities	—	4	3	5	4
Total interest expense	1,571	1,774	2,055	2,267	3,991
Net interest income	33,090	32,520	31,708	32,158	32,220
Provision (recapture) for credit losses
Provision for credit losses for loans	286	229	4,569	8,537	4,739
Provision (recapture) for credit losses for unfunded commitments	126	(364)	(461)	1,333	310
Total provision (recapture) for credit losses	412	(135)	4,108	9,870	5,049
Net interest income after provision (recapture) for credit losses	32,678	32,655	27,600	22,288	27,171
Noninterest income
Deposit account service charges	1,193	1,270	1,176	1,095	1,485
Card interchange fees	976	999	995	915	922
Earnings on bank-owned life insurance	390	407	1,187	412	416
Net gain on sales of assets	192	379	114	139	123
Other	360	467	551	348	1,381
Total noninterest income	3,111	3,522	4,023	2,909	4,327
Noninterest expense
Salaries and employee benefits	14,188	12,848	14,332	14,012	14,223
Occupancy expense	2,521	2,628	2,496	2,558	2,424
Professional and director fees	1,703	3,209	2,446	1,541	1,152
Data processing and software	1,576	1,330	1,525	1,292	1,222
Regulatory fees	556	748	471	476	103
Advertising, marketing and business development	285	438	429	269	364
Telephone and communications	463	455	486	392	419
Security and protection expense	390	423	299	351	374
Amortization of intangibles	191	197	198	230	221
Other expenses	1,412	1,382	1,176	1,374	1,587
Total noninterest expense	23,285	23,658	23,858	22,495	22,089
Net income before income tax expense	12,504	12,519	7,765	2,702	9,409
Income tax expense	2,485	2,283	1,344	539	1,868
Net income	$10,019	$10,236	$6,421	$2,163	$7,541

CBTX, INC. AND SUBSIDIARY

Net Interest Margin

(In thousands, except percentages)

	Three Months Ended
	3/31/2021			12/31/2020			3/31/2020
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,901,291	$33,165	4.64%	$2,961,622	$32,886	4.42%	$2,634,507	$33,617	5.13%
Securities	259,341	1,173	1.84%	236,233	1,070	1.80%	233,917	1,363	2.34%
Other interest-earning assets	475,279	177	0.15%	388,936	168	0.17%	315,099	1,055	1.35%
Equity investments	15,353	146	3.86%	15,346	170	4.41%	13,661	176	5.18%
Total interest-earning assets	3,651,264	$34,661	3.85%	3,602,137	$34,294	3.79%	3,197,184	$36,211	4.56%
Allowance for credit losses for loans	(41,078)			(44,233)			(25,831)
Noninterest-earning assets	321,334			321,303			296,698
Total assets	$3,931,520			$3,879,207			$3,468,051
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,802,175	$1,350	0.30%	$1,744,557	$1,549	0.35%	$1,650,064	$3,766	0.92%
Federal Home Loan Bank advances	50,000	221	1.79%	50,163	221	1.76%	50,000	221	1.78%
Other interest-bearing liabilities	—	—	—	1,426	4	—	763	4	—
Total interest-bearing liabilities	1,852,175	$1,571	0.34%	1,796,146	$1,774	0.39%	1,700,827	$3,991	0.94%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,478,183			1,482,753			1,184,776
Other liabilities	51,634			55,174			44,620
Total noninterest-bearing liabilities	1,529,817			1,537,927			1,229,396
Shareholders’ equity	549,528			545,134			537,828
Total liabilities and shareholders’ equity	$3,931,520			$3,879,207			$3,468,051
Net interest income		$33,090			$32,520			$32,220
Net interest spread(3)			3.51%			3.40%			3.62%
Net interest margin(4)			3.68%			3.59%			4.05%
Net interest margin - tax equivalent(5)			3.71%			3.62%			4.06%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)

Tax equivalent adjustments of $299,000, $287,000 and $81,000 for the quarters ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis

(In thousands)

	Three Months Ended March 31, 2021,
	Compared to Three Months Ended December 31, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$1,667	$(670)	$(718)	$279
Securities	23	105	(25)	103
Other interest-earning assets	(24)	37	(4)	9
Equity investments	(21)	—	(3)	(24)
Total increase (decrease) in interest income	1,645	(528)	(750)	367
Interest-bearing liabilities:
Interest-bearing deposits	(216)	51	(34)	(199)
Federal Home Loan Bank advances	6	(1)	(5)	—
Other interest-bearing liabilities	(4)	—	—	(4)
Total increase (decrease) in interest expense	(214)	50	(39)	(203)
Increase (decrease) in net interest income	$1,859	$(578)	$(711)	$570

	Three Months Ended March 31, 2021,
	Compared to Three Months Ended March 31, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(3,484)	$3,403	$(371)	$(452)
Securities	(322)	148	(16)	(190)
Other interest-earning assets	(1,404)	538	(12)	(878)
Equity investments	(50)	22	(2)	(30)
Total increase (decrease) in interest income	(5,260)	4,111	(401)	(1,550)
Interest-bearing liabilities:
Interest-bearing deposits	(2,722)	348	(42)	(2,416)
Federal Home Loan Bank advances	2	—	(2)	—
Other interest-bearing liabilities	(4)	—	—	(4)
Total increase (decrease) in interest expense	(2,724)	348	(44)	(2,420)
Increase (decrease) in net interest income	$(2,536)	$3,763	$(357)	$870

CBTX, INC. AND SUBSIDIARY

Yield Trend(1)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Interest-earning assets:
Total loans	4.64%	4.42%	4.37%	4.54%	5.13%
Securities	1.84%	1.80%	1.87%	2.05%	2.34%
Other interest-earning assets	0.15%	0.17%	0.18%	0.18%	1.35%
Equity investments	3.86%	4.41%	4.20%	4.54%	5.18%
Total interest-earning assets	3.85%	3.79%	3.75%	3.91%	4.56%

Interest-bearing liabilities:
Interest-bearing deposits	0.30%	0.35%	0.42%	0.48%	0.92%
Federal Home Loan Bank advances	1.79%	1.76%	1.76%	1.36%	1.78%
Other interest-bearing liabilities	—	—	—	0.19%	—
Total interest-bearing liabilities	0.34%	0.39%	0.46%	0.52%	0.94%

Net interest spread(2)	3.51%	3.40%	3.29%	3.39%	3.62%
Net interest margin(3)	3.68%	3.59%	3.52%	3.65%	4.05%
Net interest margin - tax equivalent(4)	3.71%	3.62%	3.55%	3.68%	4.06%

(1)Annualized.
(2)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(4)	Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances

(In thousands)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Assets
Interest-earning assets:
Total loans(1)	$2,901,291	$2,961,622	$2,945,320	$2,908,204	$2,634,507
Securities	259,341	236,233	236,015	240,343	233,917
Other interest-earning assets	475,279	388,936	383,626	378,405	315,099
Equity investments	15,353	15,346	15,334	15,147	13,661
Total interest-earning assets	3,651,264	3,602,137	3,580,295	3,542,099	3,197,184
Allowance for credit losses for loans	(41,078)	(44,233)	(40,135)	(31,443)	(25,831)
Noninterest-earning assets	321,334	321,303	326,590	305,821	296,698
Total assets	$3,931,520	$3,879,207	$3,866,750	$3,816,477	$3,468,051

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,802,175	$1,744,557	$1,730,812	$1,687,991	$1,650,064
Federal Home Loan Bank advances	50,000	50,163	50,000	70,769	50,000
Other interest-bearing liabilities	—	1,426	2,230	2,101	763
Total interest-bearing liabilities	1,852,175	1,796,146	1,783,042	1,760,861	1,700,827
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,478,183	1,482,753	1,484,557	1,462,271	1,184,776
Other liabilities	51,634	55,174	55,386	49,958	44,620
Total noninterest-bearing liabilities	1,529,817	1,537,927	1,539,943	1,512,229	1,229,396
Shareholders’ equity	549,528	545,134	543,765	543,387	537,828
Total liabilities and shareholders’ equity	$3,931,520	$3,879,207	$3,866,750	$3,816,477	$3,468,051

(1)	Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Loans and Deposits Period End Balances

(In thousands, except percentages)

	3/31/2021		12/31/2020		9/30/2020		6/30/2020		3/31/2020
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$756,707	26.1%	$742,957	25.3%	$832,686	28.0%	$837,667	28.4%	$542,650	20.3%
Real estate:
Commercial real estate	1,072,263	36.9%	1,041,998	35.5%	949,933	31.9%	908,027	30.8%	904,395	33.8%
Construction and development	464,091	16.0%	522,705	17.8%	506,216	17.0%	552,879	18.8%	558,343	20.8%
1-4 family residential	224,880	7.7%	239,872	8.2%	253,868	8.5%	272,253	9.2%	276,142	10.3%
Multi-family residential	271,719	9.4%	258,346	8.8%	298,733	10.0%	255,273	8.7%	267,152	10.0%
Consumer	32,767	1.1%	33,884	1.1%	35,637	1.2%	36,338	1.2%	38,133	1.4%
Agriculture	6,974	0.2%	8,670	0.3%	9,753	0.3%	7,795	0.3%	7,520	0.3%
Other	74,387	2.6%	88,238	3.0%	91,501	3.1%	77,535	2.6%	84,076	3.1%
Gross loans	2,903,788	100.0%	2,936,670	100.0%	2,978,327	100.0%	2,947,767	100.0%	2,678,411	100.0%
Less allowance for credit losses	(40,874)		(40,637)		(44,069)		(39,678)		(31,194)
Less deferred fees and unearned discount	(11,151)		(9,880)		(12,038)		(12,879)		(5,942)
Less loans held for sale	(1,005)		(2,673)		(1,763)		—		(882)
Loans, net	$2,850,758		$2,883,480		$2,920,457		$2,895,210		$2,640,393

Deposits:
Interest-bearing demand accounts	$368,124	10.9%	$380,175	11.5%	$346,406	10.9%	$366,281	11.2%	$359,943	12.9%
Money market accounts	995,945	29.4%	1,039,617	31.5%	916,668	28.9%	878,006	27.0%	760,036	27.2%
Savings accounts	112,467	3.3%	108,167	3.3%	103,062	3.3%	98,485	3.0%	90,227	3.2%
Certificates and other time deposits, $100,000 or greater	145,762	4.3%	152,592	4.6%	171,854	5.4%	200,505	6.2%	212,341	7.6%
Certificates and other time deposits, less than $100,000	141,041	4.2%	144,818	4.4%	171,691	5.4%	197,178	6.1%	174,145	6.3%
Total interest-bearing deposits	1,763,339	52.1%	1,825,369	55.3%	1,709,681	53.9%	1,740,455	53.5%	1,596,692	57.2%
Noninterest-bearing deposits	1,621,408	47.9%	1,476,425	44.7%	1,460,983	46.1%	1,513,748	46.5%	1,195,541	42.8%
Total deposits	$3,384,747	100.0%	$3,301,794	100.0%	$3,170,664	100.0%	$3,254,203	100.0%	$2,792,233	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality

(In thousands, except percentages)

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Nonperforming Assets (at period end):
Nonaccrual loans:
Commercial and industrial	$12,230	$12,588	$6,699	$5,519	$449
Real estate:
Commercial real estate	10,664	10,665	4,811	4,811	67
Construction and development	236	238	241	506	519
1-4 family residential	378	526	325	332	413
Multi-family residential	—	—	—	—	—
Consumer	—	—	—	—	—
Agriculture	—	—	—	—	—
Other	—	—	3,500	—	—
Nonaccrual loans	23,508	24,017	15,576	11,168	1,448
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	23,508	24,017	15,576	11,168	1,448
Foreclosed assets	106	—	—	—	—
Total nonperforming assets	$23,614	$24,017	$15,576	$11,168	$1,448

Allowance for Credit Losses for Loans (at period end):
Commercial and industrial	$13,812	$13,035	$13,347	$12,108	$9,535
Real estate:
Commercial real estate	14,280	13,798	12,745	12,424	9,576
Construction and development	5,445	6,089	6,334	7,050	5,795
1-4 family residential	2,458	2,578	2,871	3,173	2,430
Multi-family residential	2,714	2,513	3,117	2,880	2,413
Consumer	434	440	507	529	477
Agriculture	107	137	164	134	129
Other	1,624	2,047	4,984	1,380	839
Total allowance for credit losses for loans	$40,874	$40,637	$44,069	$39,678	$31,194

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.59%	0.61%	0.41%	0.29%	0.04%
Nonperforming loans to loans excluding loans held for sale	0.81%	0.82%	0.53%	0.38%	0.05%
Allowance for credit losses for loans to nonperforming loans	173.87%	169.20%	282.93%	355.28%	2,154.28%
Allowance for credit losses for loans to loans excluding loans held for sale	1.41%	1.39%	1.49%	1.35%	1.17%

CBTX, INC. AND SUBSIDIARY

Allowance for Credit Losses for Loans

(In thousands, except percentages)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

Beginning balance	$40,637	$44,069	$39,678	$31,194	$25,280

Adoption of CECL	—	—	—	—	874

Provision	286	229	4,569	8,537	4,739

Net (charge-offs) recoveries:
Commercial and industrial	(95)	(305)	(31)	18	398
Real estate:
Commercial real estate	—	143	(135)	(24)	—
Construction and development	—	—	—	—	—
1-4 family residential	—	—	(5)	(66)	1
Multi-family residential	—	—	—	—	—
Consumer	4	1	(7)	7	(99)
Agriculture	42	—	—	12	—
Other	—	(3,500)	—	—	1
Total net (charge-offs) recoveries	(49)	(3,661)	(178)	(53)	301
Ending balance	$40,874	$40,637	$44,069	$39,678	$31,194
Net charge-offs (recoveries) to average loans(1)	0.01%	0.49%	0.02%	0.01%	(0.05)%

(1)	Annualized.

CBTX, INC. AND SUBSIDIARY

Non-GAAP to GAAP Reconciliation

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Tangible Equity
Total shareholders’ equity	$545,349	$546,451	$540,921	$537,356	$536,874
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	3,991	4,171	4,303	4,496	4,700
Tangible equity	$460,408	$461,330	$455,668	$451,910	$451,224
Tangible Assets
Total assets	$4,028,639	$3,949,217	$3,814,672	$3,901,725	$3,425,650
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	3,991	4,171	4,303	4,496	4,700
Tangible assets	$3,943,698	$3,864,096	$3,729,419	$3,816,279	$3,340,000

Common shares outstanding	24,442	24,613	24,713	24,755	24,746

Book value per share	$22.31	$22.20	$21.89	$21.71	$21.70
Tangible book value per share	$18.84	$18.74	$18.44	$18.26	$18.23
Total shareholders’ equity to total assets	13.54%	13.84%	14.18%	13.77%	15.67%
Tangible equity to tangible assets	11.67%	11.94%	12.22%	11.84%	13.51%

Investor Relations:

Justin M. Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com